Exhibit 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) to be filed on July 14, 1998 and the related Prospectus pertaining to the LandAmerica Financial Group, Inc. 1991 Stock Incentive Plan of our report dated March 5, 1998, with respect to the consolidated financial statements and schedules of LandAmerica Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                     /s/  ERNST & YOUNG LLP

Richmond, Virginia
July 7, 1998